EXHIBIT 99.1

ANSYS Reports First Quarter 2016 Financial Results

Including Strong Earnings & Margins - Updates FY 2016 Guidance

Selected First Quarter Results:

  GAAP revenue of $225.9 million and non-GAAP revenue of $226.0 million
  GAAP diluted earnings per share of $0.63 and non-GAAP diluted earnings per share of $0.77
  Operating cash flows of $108.6 million
  GAAP operating profit margin of 37.6% and non-GAAP operating profit margin of 46.4%
  Record high deferred revenue and backlog of $506.4 million at March 31, 2016
  Repurchase of 500,000 shares in the first quarter at an average price of $85.37 per share
  Annual Meeting of Stockholders on May 20, 2016 and 2016 Investor Day on June 2, 2016

PITTSBURGH, May 05, 2016 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today announced its financial results for the first quarter of 2016.  The Company reported GAAP and non-GAAP revenue growth in constant currency of 6% and 5%, respectively, and GAAP and non-GAAP diluted earnings per share of $0.63 and $0.77, respectively, for the quarter.  Recurring revenue, which is comprised of lease license and maintenance revenue, totaled 78% of revenue for the first quarter.

“Our first quarter results reflect a solid start to the year with strong contributions from markets such as India and China, partially offset by less than expected growth in Europe and North America.  We are highly focused on improving direct and indirect sales execution, enhancing our growth rates and continuing to generate returns for our shareholders over the long-term. Through solid internal execution and discipline, we achieved strong margins and earnings, we generated over $100 million in operating cash flow and we continued to return capital to shareholders through our recently increased share repurchase plan,” commented Jim Cashman, ANSYS President and Chief Executive Officer.

He continued, “During Q1, we signed an enterprise license agreement of over $10 million with one of our long-standing industrial equipment customers, successfully completing the largest displacement of a competitor’s mechanical code in our history, and ultimately proved that the ANSYS solutions are more capable, accurate and faster.   As we have observed our customers’ historical buying preferences evolving, we have recently expanded our licensing offerings, introducing a new elastic licensing model in the first quarter.  Providing usage-based access to virtually our entire portfolio is yet another significant differentiator for ANSYS and an additional means to reach a greater number of users.”

ANSYS' first quarter financial results are presented below.

	GAAP			Non-GAAP
(in millions, except EPS and %’s)	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change

Revenue	$225.9	$217.8	4%	$226.0	$218.4	3%
Net income	$56.5	$56.1	1%	$69.4	$70.8	(2%)
Earnings per share	$0.63	$0.61	3%	$0.77	$0.77	0%
Operating profit margin	37.6%	36.8%		46.4%	47.3%
Operating cash flow	$108.6	$114.1	(5%)

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2016 discussed below, represent non-GAAP financial measures. The 2016 and 2015 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation and acquisition-related amortization of intangible assets, as well as acquisition-related transaction costs.  Reconciliations of these measures to the appropriate GAAP measures for the three months ended March 31, 2016 and 2015, and for the 2016 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2016 Financial Outlook

The Company has provided its second quarter and fiscal year 2016 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP and a non-GAAP basis.  Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related transaction costs.

Second Quarter and Fiscal Year 2016 Guidance

The Company currently expects the following for the quarter ending June 30, 2016:

  GAAP revenue in the range of $240.0 - $248.0 million
  Non-GAAP revenue in the range of $240.0 - $248.0 million
  GAAP diluted earnings per share of $0.69 - $0.75
  Non-GAAP diluted earnings per share of $0.86 - $0.90

The Company currently expects the following for the fiscal year ending December 31, 2016:

  GAAP revenue in the range of $990.0 - $1,020 million ($1.02 billion)
  Non-GAAP revenue in the range of $990.0 - $1,020 million ($1.02 billion)
  GAAP diluted earnings per share of $2.81 - $2.98
  Non-GAAP diluted earnings per share of $3.48 - $3.62

These statements are forward-looking and actual results may differ materially.  Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 5, 2016 to discuss first quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US), 855-669-9658 (Canada toll-free) or 412-317-0088 (Int’l) and entering the passcode 10084641. The archived webcast can be accessed, along with other financial information, on ANSYS' web site at:  http://investors.ansys.com

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS:

Cash & short-term investments	$863,877	$784,614
Accounts receivable, net	82,498	91,579
Goodwill	1,334,129	1,332,348
Other intangibles, net	209,677	220,553
Other assets	268,647	300,810

Total assets	$2,758,828	$2,729,904

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$375,140	$364,644
Other liabilities	149,785	170,833
Stockholders' equity	2,233,903	2,194,427

Total liabilities & stockholders' equity	$2,758,828	$2,729,904

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue:
Software licenses	$126,051	$124,969
Maintenance and service	99,855	92,812

Total revenue	225,906	217,781

Cost of sales:
Software licenses	6,738	7,209
Amortization	9,511	9,357
Maintenance and service	19,036	19,322
Total cost of sales	35,285	35,888

Gross profit	190,621	181,893

Operating expenses:
Selling, general and administrative	57,769	56,749
Research and development	44,672	40,009
Amortization	3,158	5,077
Total operating expenses	105,599	101,835

Operating income	85,022	80,058

Interest expense	(86)	(154)
Interest income	950	656
Other (expense) income, net	(108)	767

Income before income tax provision	85,778	81,327

Income tax provision	29,310	25,195

Net income	$56,468	$56,132

Earnings per share – basic:
Basic earnings per share	$0.64	$0.62
Weighted average shares - basic	88,114	90,059

Earnings per share – diluted:
Diluted earnings per share	$0.63	$0.61
Weighted average shares - diluted	90,084	92,140

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	March 31, 2016			March 31, 2015
	As Reported	Adjustments	Non- GAAP Results	As Reported	Adjustments	Non- GAAP Results

Total revenue	$225,906	$103 (1)	$226,009	$217,781	$593 (4)	$218,374
Operating income	85,022	19,850 (2)	104,872	80,058	23,133 (5)	103,191
Operating profit margin	37.6%		46.4%	36.8%		47.3%
Net income	$56,468	$12,965 (3)	$69,433	$56,132	$14,682 (6)	$70,814
Earnings per share – diluted:
Diluted earnings per share	$0.63		$0.77	$0.61		$0.77
Weighted average shares - diluted	90,084		90,084	92,140		92,140

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations, $7.1 million of stock-based compensation expense and the $0.1 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $6.9 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $14.4 million of amortization expense associated with intangible assets acquired in business combinations, $7.8 million of stock-based compensation expense, the $0.6 million adjustment to revenue as reflected in (4) above and $0.3 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.5 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2016

Diluted Earnings Per Share Range
U.S. GAAP guidance	$0.69 - $0.75
Adjustment to exclude acquisition–related amortization	$0.08 - $0.09
Adjustment to exclude stock–based compensation	$0.07 - $0.08

Non-GAAP guidance	$0.86 - $0.90

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2016

Diluted Earnings Per Share Range
U.S. GAAP guidance	$2.81 - $2.98
Adjustment to exclude acquisition–related amortization	$0.35 - $0.36
Adjustment to exclude stock–based compensation	$0.29 - $0.31

Non-GAAP guidance	$3.48 - $3.62

Use of Non-GAAP Measures
The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation and of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives.  In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value.  Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results.  In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable.  In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company’s financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations.  The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense.  These expenses are generally not tax-deductible.  Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations.  The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company’s financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs almost 3,000 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter of 2016,  fiscal year 2016 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2016, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s second quarter and beyond visibility, statements regarding being highly focused  on improving direct and indirect sales execution, statements regarding enhancing our growth rates statements regarding continuing to generate returns for our shareholders over the long-term and statements regarding the impact of usage-based access to our portfolio are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic  markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including our elastic licensing model,  the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2015 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

Contact:
Investors: Annette N. Arribas, CTP
724.820.3700
annette.arribas@ansys.com
Media: Amy Pietzak
724.820.4367
amy.pietzak@ansys.com